As filed with the Securities and Exchange Commission on February 25, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

ACCELERON PHARMA INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0072226 (I.R.S. Employer Identification No.)

128 Sidney Street
Cambridge, Massachusetts 02139
(617) 649-9200
(Address, including Zip Code, of Principal Executive Offices)

Acceleron Pharma Inc. 2013 Equity Incentive Plan
(Full title of the plan)

Habib J. Dable
Chief Executive Officer and President
128 Sidney Street
Cambridge, Massachusetts 02139
(617) 649-9200
(Name, address and telephone number, including area code, of agent for service)

with copies to:

Marc Rubenstein, Esq. Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000	Adam M. Veness, Esq. Senior Vice President, General Counsel and Secretary Acceleron Pharma Inc. 128 Sidney Street Cambridge, Massachusetts 02139 (617) 649-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.            ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	2,415,354	$131.63	$317,933,047.02	$34,686.50
(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”), of Acceleron Pharma Inc. (the “Registrant”) stated above consists of shares of Common Stock reserved under the Registrant's 2013 Equity Incentive Plan (the “Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2021 pursuant to the terms of the Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain anti-dilution and other provisions of the Plan.
(2)	Pursuant to Rules 457(c) and 457(h) of the Securities Act, the proposed maximum offering price is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low market prices for the Common Stock reported on the Nasdaq Global Market as of a date (February 19, 2021) within five business days prior to filing this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-192789) of the Registrant is effective. The information contained in the Registrant’s registration statement on Form S-8 (SEC File No. 333-192789) is hereby incorporated by reference pursuant to General Instruction E.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number	Description

4.1
Restated Certificate of Incorporation of Acceleron Pharma Inc. (previously filed as Exhibit 3.1 to the report on Form 8-K filed September 24, 2013 (File No. 001-36065) and incorporated herein by reference)

4.2
Amended and Restated Bylaws of Acceleron Pharma Inc., as amended (previously filed as Exhibit 3.2 to the report on Form 10-K filed February 27, 2018 (File No. 001-36065) and incorporated herein by reference)

4.3	Form of Common Stock Certificate, $0.001 par value per share (previously filed as Exhibit 4.1 to the registration statement on Form S-1 (File No. 333-190417) and incorporated herein by reference)

4.4	Acceleron Pharma Inc. 2013 Equity Incentive Plan (previously filed as Exhibit 4.4 to the registration statement on Form S-8 (File No. 333-192789) and incorporated herein by reference)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included on the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 25th day of February, 2021.

ACCELERON PHARMA INC.

By:	/s/ Habib J. Dable
Habib J. Dable
Chief Executive Officer, President and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Habib J. Dable, Kevin F. McLaughlin and Adam M. Veness, Esq., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Acceleron Pharma Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Habib J. Dable	Chief Executive Officer, President and Director (Principal Executive Officer)	February 25, 2021
Habib J. Dable

/s/ Kevin F. McLaughlin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 25, 2021
Kevin F. McLaughlin

/s/ Francois Nader, M.D.		February 25, 2021
Francois Nader, M.D.	Chair of the Board of Directors

/s/ Laura J. Hamill		February 25, 2021
Laura J. Hamill	Director

/s/ Christopher Hite		February 25, 2021
Christopher Hite	Director

/s/ Terrence C. Kearney		February 25, 2021
Terrence C. Kearney	Director

/s/ Kemal Malik, M.B. B.S.		February 25, 2021
Kemal Malik, M.B. B.S.	Director

/s/ Thomas A. McCourt		February 25, 2021
Thomas A. McCourt	Director

/s/ Karen L. Smith		February 25, 2021
Karen L. Smith	Director

/s/ Joseph S. Zakrzewski		February 25, 2021
Joseph S. Zakrzewski	Director

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